AVX Corporation Subsidiaries					Exhibit 21.1



As of June 5, 1997 , active subsidiaries, all 100% owned directly or indirectly, consist of the following.

    															Country or State of incorporation

	AVX CORPORATION				Myrtle Beach, SC, USA
	AVX TANTALUM CORPORATION		Maine
	AVX FILTERS CORPORATION			California
	AVX VANCOUVER CORPORATION		Washington
	ELCO USA, INC.					Delaware
	AVX ISRAEL LTD.					Israel
	AVX  DEVELOPMENT				Delaware
	AVX  LIMITED					United Kingdom
	AVX GmbH						Republicof Germany
	AVX  ELECTRONISCH BAUELEMENTE GmbH	Republic of Germany
	AVX SRL						Italy
	AVX SA						France
	AVX CZECH REPUBLIC sro			Czech Republic
	ELCO EUROPE LTD.				United Kingdom
 ELCO EUROPE GmbH				Republic of Germany
	ELCO EUROPE APS					Denmark
	ELCO EUROPE SARL				France
	AVX/KYOCERA ASIA LTD.				Hong Kong
	AVX/KYOCERA HONG KONG LTD.			Hong Kong
 AVX/KYOCERA (S) PTE LTD.				Singapore
 AVX INDUSTRIES PTE LTD.				Singapore
 AVX/KYOCERA (MALAYSIA) SDM BHD		Malaysia
 AVX/KYOCERA (SINGAPORE) PTE LTD.		Singapore
 AVIO EXITO de Chihuahua, S.A. de C.V.	 		United Mexican States
 AVIO EXCELENTE, S.A. de C.V.			                  	 	"
 AVIO EXCELENTE 	de Chihuahua, S.A. de C.V.	       		"
 AVX S.A. (El Salvador)				                        		"